Exhibit 99.1

Grayscale® Digital Large Cap Fund, Grayscale® DeFi Fund, and Grayscale® Smart Contract Platform Ex-Ethereum Fund Announce Rebalancing of Funds for Fourth Quarter 2022

Press Release | 1/06/2023

STAMFORD, Conn., Jan. 06, 2023 (GLOBE NEWSWIRE) -- Grayscale Investments®, the world’s largest digital currency asset manager, and manager of Grayscale® Digital Large Cap Fund (OTCQX: GDLC) (Digital Large Cap Fund), Grayscale® DeFi Fund (OTCQB: DEFG) (DeFi Fund), and Grayscale® Smart Contract Platform Ex-Ethereum Fund (GSCPxE Fund), today announced the updated Fund Component weightings for each product in connection with their respective fourth quarter 2022 reviews.

In accordance with the CoinDesk Large Cap Select Index methodology, Grayscale has adjusted the Digital Large Cap Fund’s portfolio by selling certain amounts of the existing Fund Components in proportion to their respective weightings. As a result of the rebalancing, Avalanche (AVAX) has been removed from the CoinDesk Large Cap Select Index and Digital Large Cap Fund. No tokens were added to the Digital Large Cap Fund.

At the end of the day on January 5, 2023, the Digital Large Cap Fund’s Fund Components were a basket of the following assets and weightings.*

•
Bitcoin (BTC), 65.02%
•
Ethereum (ETH), 30.73%
•
Cardano (ADA), 1.86%
•
Polygon (MATIC), 1.39%
•
Solana (SOL), 1.00%

In accordance with the CoinDesk DeFi Select Index methodology, Grayscale has adjusted the DeFi Fund’s portfolio by selling certain amounts of the existing Fund Components in proportion to their respective weightings, and using the cash proceeds to purchase Synthetix (SNX). No tokens were removed from the DeFi Fund.

Synthetix (SNX)

SNX is a digital asset that is created and transmitted through the operations of the peer-to-peer Synthetix network, a decentralized protocol that enables trading of synthetic digital assets without an intermediary. The Synthetix network allows users to gain exposure to real-world currencies, commodities, stocks, and indices through a decentralized trading platform. In order to create a synthetic asset that mirrors a specific real-world asset, users deposit SNX as collateral, and are issued the synthetic asset in return. Users may then trade the synthetic asset with other synthetic assets available on the Synthetix platform. In other words, synthetic assets are collateralized by a pool of SNX tokens. Holders of SNX have the ability to stake their SNX as collateral to earn exchange rewards that are generated by fees on the network. Additionally, users who stake SNX are rewarded through inflation of the monetary supply of SNX. SNX holders also have the ability to use their tokens to vote for members of various Synthetix Councils who help govern the direction of the protocol.

Synthetix was originally founded by Cain Warwick as a project called Havven in June of 2018. In December of 2018 the project was renamed Synthetix and pivoted to creating a platform for trading of synthetic assets.

At the end of the day on January 5, 2023, the DeFi Fund’s Fund Components were a basket of the following assets and weightings.*

•
Uniswap (UNI), 65.05%
•
Aave (AAVE), 12.39%
•
MakerDAO (MKR), 8.15%
•
Synthetix (SNX), 6.02%
•
Curve DAO Token (CRV), 4.58%
•
Compound (COMP), 3.81%

In accordance with the CoinDesk Smart Contract Platform Select Ex ETH Index methodology, Grayscale has adjusted the GSCPxE Fund’s portfolio by selling certain amounts of the existing Fund Components in proportion to their respective weightings. As a result of the rebalancing, Algorand (ALGO) has been removed from the CoinDesk Smart Contract Platform Select Ex ETH Index and GSCPxE Fund. No tokens were added to the GSCPxE Fund.

At the end of the day on January 5, 2023, the GSCPxE Fund’s Fund Components were a basket of the following assets and weightings.*

•
Cardano (ADA), 28.08%
•
Polygon (MATIC), 20.94%
•
Polkadot (DOT), 15.98%
•
Solana (SOL), 15.12%
•
Avalanche (AVAX), 11.12%
•
Cosmos (ATOM), 8.76%

Neither the Digital Large Cap Fund, the DeFi Fund, nor the GSCPxE Fund generate any income, and all regularly distribute Fund Components to pay for ongoing expenses. Therefore, the amount of Fund Components represented by shares of each fund gradually decreases over time.

For more information, please visit grayscale.com.

This press release is not an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal, nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

*The compositions of the Digital Large Cap Fund, the DeFi Fund and the GSCPxE Fund are evaluated on a quarterly basis to remove existing Fund Components or to include new Fund Components, in accordance with the index methodologies established by the Index Provider. Holdings and weightings of each Fund are subject to change. Investors cannot directly invest in an index.

About Grayscale® Digital Large Cap Fund
Digital Large Cap Fund seeks to provide investors with exposure to large-cap coverage of the digital asset market through a market cap-weighted portfolio designed to track the CoinDesk Large Cap Select Index. Digital Large Cap Fund holds the largest and most liquid digital assets that meet certain trading and custody requirements and are classified in the CoinDesk Digital Asset Classification Standard (DACS); the weightings of each Fund Component change daily and are published around 4:00 p.m. NY-time.* Additional information on the Index methodology can be found at: https://tradeblock.com/markets/dlcs.

Digital Large Cap Fund’s investment objective is for its Shares to reflect the value of Fund Components held by the Digital Large Cap Fund, less its expenses and other liabilities. To date, the Digital Large Cap Fund has not met its investment objective and the Shares quoted on OTCQX have not reflected the value of Fund Components held by the Digital Large Cap Fund, less the Digital Large Cap Fund's expenses and other liabilities, but instead have traded at both premiums and discounts to such value, with variations that have at times been substantial.

About Grayscale® DeFi Fund
DeFi Fund seeks to provide investors with exposure to a selection of industry-leading decentralized finance platforms through a market cap-weighted portfolio designed to track the CoinDesk DeFi Select Index. DeFi Fund holds the largest and most liquid digital assets that meet certain trading and custody requirements and are classified in the DeFi sector defined by CoinDesk Digital Asset Classification Standard (DACS); the weightings of each Fund Component change daily and are published around 4:00 p.m. NY-time.* Additional information on the CoinDesk DeFi Select Index methodology can be found at https://tradeblock.com/markets/dfx/.

DeFi Fund’s investment objective is for its Shares to reflect the value of Fund Components held by the DeFi Fund, less its expenses and other liabilities. To date, the DeFi Fund has not met its investment objective and the Shares quoted on OTCQB have not reflected the value of Fund Components held by the DeFi Fund, less the DeFi Fund's expenses and other liabilities, but instead have traded at premiums to such value, with variations that have at times been substantial.

About Grayscale® Smart Contract Platform Ex-Ethereum Fund
GSCPxE Fund seeks to provide investors with exposure to a selection of industry-leading Smart Contract Platforms through a market cap-weighted portfolio designed to track the CoinDesk Smart Contract Platform Select Ex ETH Index. GSCPxE Fund holds the largest and most liquid digital assets, excluding ETH, that meet certain trading and custody requirements, and are classified in the Smart Contract Platform sector defined by CoinDesk Digital Asset Classification Standard (DACS); the weightings of each Fund Component change daily and are published around 4:00 p.m. NY-time.* Additional information on the CoinDesk Smart Contract Platform Select Ex ETH Index methodology can be found at https://tradeblock.com/markets/scpxx.

Grayscale intends to attempt to have shares of this new product quoted on a secondary market. However, there is no guarantee this will be successful. Although the shares of certain products have been approved for trading on a secondary market, investors in this new product should not assume that the shares will ever obtain such an approval due to a variety of factors, including questions regulators such as the SEC, FINRA or other regulatory bodies may have regarding the product. As a result, shareholders of this product should be prepared to bear the risk of investment in the shares indefinitely.

About Grayscale Investments®
Grayscale enables investors to access the digital economy through a family of secure, regulated, and future-forward investment products. Founded in 2013, Grayscale has a proven track record and deep expertise as the world’s largest digital currency asset manager. Investors, advisors, and allocators turn to Grayscale for single asset, diversified, and thematic exposure. Grayscale products are distributed by Grayscale Securities, LLC (Member FINRA/SIPC). For more information, please follow @Grayscale or visit grayscale.com.

Press Contact

Jennifer Rosenthal
press@grayscale.com